SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2007

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On August 24, 2007, CapLease, Inc. and certain of its subsidiaries (collectively, “CapLease” or “we”), including its operating partnership, Caplease, LP, entered into an amendment to that certain master repurchase agreement dated as of September 22, 2004 with Wachovia Bank, N.A. The repurchase agreement is CapLease’s primary short-term borrowing facility. The repurchase agreement, which is a 364-day secured facility and was scheduled to expire on August 24, 2007, was extended for another 364 days. Pursuant to the amendment, CapLease’s core borrowing capacity of $250 million on the facility has been extended until August 23, 2008. In addition, our right to temporarily borrow up to $500 million on the facility has been extended until the closing of our next collateralized debt obligation, or CDO, issuance. As of the date hereof, we have outstanding borrowings of $387.1 million under the repurchase agreement.

On August 24, 2007, CapLease, Inc. and one of its subsidiaries entered into an amendment to that certain revolving credit agreement (the “Revolver”) dated as of July 17, 2007 with Wachovia Bank, N.A. Pursuant to the amendment, our borrowing capacity under the Revolver was reduced to $30 million, from $40 million. As of the date hereof, we have no borrowings outstanding under the Revolver.

On August 24, 2007, we allowed our $100 million acquisition facility with Wachovia Bank and one of its affiliates to expire by its terms. The acquisition facility was entered into in August 2005 to enable us to finance our real property acquisitions for up to 90 days while we arranged long-term financing. We concluded that we no longer have a need for the acquisition facility, as we only utilized it once in the two years it was available to us and we have sufficient alternative sources of short-term financing for future real property acquisitions, including the Revolver and our repurchase agreement. We had no borrowings outstanding under the acquisition facility at the time it expired, as we had not borrowed under the acquisition facility since July 2006.

The description of the repurchase agreement amendment and Revolver amendment is qualified by reference to the full text of the amendments that is attached hereto as an exhibit and is incorporated herein by reference.

Wachovia Investors, Inc., an affiliate of Wachovia Bank, owns less than five percent of our outstanding common stock. From time to time we obtain long-term mortgage financings on our real property acquisitions from Wachovia Bank. From time to time, we may sell assets to Wachovia Bank or its affiliates on what we believe are fair market terms. We have in the past engaged affiliates of Wachovia Bank to perform investment banking services on our behalf, and we expect to continue to do so in the future. In addition, we enter into derivative transactions with Wachovia Bank from time to time.

Item 9.01.          Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description
10.1
Amendment No. 9 to Master Repurchase Agreement, dated as of August 24, 2007, by and between Caplease, LP, CapLease, Inc., Caplease Services Corp., Caplease Debt Funding, LP and Wachovia Bank, National Association

10.2	Amendment No. 1 to Revolving Loan Agreement, dated as of August 24, 2007, by and between CapLease, Inc., PREFCO II Limited Partnership and Wachovia Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPLEASE, INC.

By:	/s/ Shawn P. Seale
Shawn P. Seale
Senior Vice President, Chief Financial Officer and Treasurer

Date: August 29, 2007